Exhibit 99.1

FOR IMMEDIATE RELEASE

February 8, 2010

CONTACT:

Investors - (301) 968-9300

Media - (301) 968-9400

AGNC REPORTS $1.79 EARNINGS AND $22.48 BOOK VALUE PER SHARE

Bethesda, MD – February 8, 2010 – American Capital Agency Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today reported net income for the fourth quarter of 2009 of $40.7 million, or $1.79 per share, and book value of $22.48 per share.

FOURTH QUARTER 2009 FINANCIAL HIGHLIGHTS

•	$1.79 per share of net income

¡   Includes $0.78 per share of other income, net of excise tax

•	$1.69 per share of taxable income

•	$1.40 per share dividend declared

•	Undistributed taxable income increased $4.4 MM from September 30, 2009 to $21.7 MM as of December 31, 2009

¡   $0.90 per share of undistributed taxable income as of December 31, 2009

•	30.3% annualized return on average stockholders’ equity (“ROE”) for the quarter

¡   19.4% ROE, net of other income and excise tax

•	2.63% annualized net interest rate spread for the quarter

•	$4.3 billion agency securities portfolio at fair value as of December 31, 2009

•	7.3x1 leverage as of December 31, 2009

•	$22.48 book value per share as of December 31, 2009, an increase of $0.25 per share from September 30, 2009

2009 FINANCIAL HIGHLIGHTS

•	48% total return to shareholders

[1]	Leverage calculated as total repurchase agreements outstanding plus payable for agency securities purchased but not yet settled less receivable for agency securities sold but not yet settled divided by total stockholders’ equity as of December 31, 2009.

American Capital Agency Corp.

February 8, 2010

•	$6.78 per share of net income

¡   Includes $2.59 per share of other income, net of excise tax

•	31.8% ROE

¡   21.6% ROE, net of other income and excise tax

•	$5.15 dividends declared

•	$5.28 increase in net book value (net of dividends)

•	61% Economic Return[2]

•	$222 million of net proceeds raised in follow-on equity offerings

“Overall, 2009 was an excellent year for AGNC”, commented Gary Kain, Chief Investment Officer of AGNC. “We generated an economic return to our shareholders of 61% that includes $5.15 per share in dividends plus a growth in net book value of $5.28 per share. Risk management was a key theme for us this quarter, and while we are very pleased with the strong results we generated, we continued to reduce our exposure to prepayment risk and proactively increased the size and quality of our hedge book in order to further protect the portfolio from changes in interest rates. Looking ahead, we realize that both risks and opportunities will evolve over time and are committed to continuously reevaluating our strategies to best position the portfolio to generate attractive risk-adjusted returns as market conditions dictate.”

INVESTMENT PORTFOLIO

As of December 31, 2009, the Company’s investment portfolio totaled $4.3 billion of agency securities at fair value, comprised of $1.9 billion of fixed-rate agency securities, $1.7 billion of adjustable-rate agency securities and $0.7 billion of collateralized mortgage obligations (“CMOs”) backed by fixed and adjustable-rate agency securities. As of December 31, 2009, AGNC’s investment portfolio was comprised of 36% 30-year fixed-rate securities, 2% 40-year fixed-rate securities, 6% 15-year fixed-rate securities, 40% adjustable-rate securities and 16% CMOs backed by fixed and adjustable-rate agency securities.

Late in 2009, AGNC became increasingly concerned that changes in GAAP accounting commencing in 2010 could motivate a change in behavior by the GSE’s whereby the GSE’s would repurchase delinquent mortgages considerably faster than prior to the GAAP change. Such a change in behavior, coupled with the significant buildup of delinquent loans backing certain types of GSE securities, created a risk that prepayment speeds could spike in 2010 (“Buyout Risk”). Despite this heightened exposure, valuations of these securities were extremely favorable as investors focused on the past performance versus the future prepayment uncertainty. As a result, AGNC continued to reduce its exposure to securities backed by higher coupon mortgages, interest only mortgages and other types of mortgages with an increased risk of being repurchased by one of the government sponsored entities. These securities were

[2]	Economic Return is calculated using the dividends declared during the year plus the increase in net asset value over the beginning net asset value

American Capital Agency Corp.

February 8, 2010

generally replaced with new issue or very seasoned securities backed by more generic coupon mortgages that the Company expects will provide better prepayment performance as market conditions evolve.

“These transactions not only reduced our prepayment exposure but also generated significant realized gains this quarter, as strong market valuations allowed AGNC to lock in favorable returns on its securities,” commented Gary Kain. “The increase in the CMO portfolio was also a key element of our strategy to minimize Buyout Risk, as securities sold to other investors generally receive all prepayments until they are retired, serving to protect our securities from short term prepayment spikes.”

OTHER INCOME, NET

During the quarter, AGNC produced $17.9 million in other income, net, or $0.79 per share, as a result of actively managing its investment portfolio. AGNC seeks to actively manage its investment portfolio and continuously evaluates new investment opportunities throughout the agency securities market in an effort to balance stockholder returns and book value preservation.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD

During the quarter, the annualized weighted average yield on the Company’s average earning assets was 4.20% and its annualized average cost of funds was 1.57%, including 0.40% of amortization expense associated with the termination of interest rate swaps, which resulted in a net interest rate spread of 2.63%, a decrease of 5 bps from the third quarter net interest rate spread of 2.68%. As of December 31, 2009, the weighted average yield on the Company’s earning assets was 3.99% and its weighted average cost of funds was 1.56%, including 0.39% of amortization expense associated with the prior period termination of interest rate swaps. This resulted in a net interest rate spread of 2.43% as of December 31, 2009, a decrease of 2 bps from the weighted average net interest rate spread as of September 30, 2009 of 2.45%.

Premiums and discounts associated with agency securities are amortized or accreted into interest income over the life of such securities using the effective yield method. The actual constant prepayment rate (“CPR”) for the Company’s portfolio of fixed and adjustable-rate agency securities held in the fourth quarter was 16%, a decline from 19% during the third quarter. The Company’s projected CPR for the remaining life of its investments as of December 31, 2009 was 16%. This reflects a drop from 17% as of September 30, 2009.

The weighted average cost basis of the investment portfolio was 103.6% as of December 31, 2009. The amortization of premiums (net of any accretion of discounts) on the investment portfolio for the quarter was $10.2 million, or $0.45 per share. The unamortized net premium as of December 31, 2009 was $149.7 million.

LEVERAGE AND HEDGING ACTIVITIES

As of December 31, 2009, the Company’s $4.3 billion investment portfolio was financed with $3.8 billion of repurchase agreements and $0.5 billion of equity capital, resulting in

American Capital Agency Corp.

February 8, 2010

a leverage ratio of 7.0x. When adjusted for the net liability for agency securities not yet settled, the leverage ratio was 7.3x as of December 31, 2009. Of the $3.8 billion borrowed under repurchase agreements as of December 31, 2009, $2.0 billion had original maturities of 30 days or less, $1.0 billion had original maturities greater than 30 days and less than or equal to 60 days and the remaining $0.8 billion had original maturities of 61 days or more. As of December 31, 2009, the Company had repurchase agreements with 18 counterparties.

The Company’s swap positions as of December 31, 2009 totaled $2.1 billion in notional amount at an average fixed pay rate of 1.98%, a weighted average receive rate of 0.23% and a weighted average maturity of 2.8 years. During the quarter, AGNC increased its swap position by $650 million in conjunction with an increase in the portfolio size and the addition of lower coupon securities. The new swap agreements entered into during the fourth quarter have an average term of approximately 3.9 years and a weighted average fixed pay rate of 1.88%. The Company also purchased options to enter into $300 million of interest rate swaps, commonly referred to as “swaptions,” during the next year. These purchases are intended to help mitigate the Company’s exposure to large swings in interest rates.

As of December 31, 2009, 53% of the Company’s repurchase agreements were hedged through interest rate swap agreements. This percentage does not reflect the swaps underlying the swaptions, mentioned above. To the extent that some of these swaptions are exercised this percentage would increase.

During the fourth quarter, the Company recognized $3.7 million, or $0.16 per share, in amortization expense associated with the prior period termination of interest rate swaps (included in interest expense on the income statement). As of December 31, 2009, there remained $6.2 million of unamortized termination costs associated with the prior termination of interest rate swaps that will be amortized into GAAP and taxable income over the next two quarters. The Company did not terminate any interest rates swaps during the fourth quarter of 2009.

NET ASSET VALUE

As of December 31, 2009, the Company’s net asset value per share was $22.48, or $0.25 higher than the September 30, 2009 net asset value per share of $22.23 and $5.28 higher than the December 31, 2008 net asset value per share of $17.20.

FOURTH QUARTER 2009 DIVIDEND DECLARATION

On December 18, 2009, the Board of Directors of the Company declared a fourth quarter 2009 dividend of $1.40 per share to stockholders of record as of December 31, 2009, which was paid on January 26, 2010. Since its May 2008 initial public offering, AGNC has paid or declared a total of $134.0 million in dividends, or $7.66 per share. After adjusting for the fourth quarter 2009 accrued dividend, AGNC had approximately $0.90 per share outstanding of undistributed taxable income as of December 31, 2009.

American Capital Agency Corp.

February 8, 2010

The Company accrued a Federal excise tax of $0.3 million during the fourth quarter. As a real estate investment trust (“REIT”), AGNC is subject to a 4% annual Federal excise tax to the extent that the sum of (i) 85% of its ordinary taxable income, (ii) 95% of its capital taxable gains and (iii) any undistributed taxable income from the prior year exceeds its distributions for such year. The Company expects to distribute all of its remaining taxable income for the 2009 fiscal year to its stockholders during 2010. As a REIT, the Company may distribute its current undistributed taxable income in the subsequent year if it is declared by the extended due date of its income tax return and paid by the end of the subsequent year.

OCTOBER 2009 EQUITY OFFERING

In October 2009, AGNC completed its second equity offering since its May 2008 initial public offering. The Company raised total net proceeds of approximately $127 million, after underwriting discounts and offering expenses, through the issuance of 5.0 million shares of common stock at a price of $26.60 per share. The offering was accretive to September 30, 2009 book value by $0.63 per share.

Financial highlights for the quarter are as follows:

AMERICAN CAPITAL AGENCY CORP.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	December 31,
	2009	2008

Assets:
Agency securities, at fair value (including pledged assets of $4,136,596 and $1,522,001, respectively)	$4,300,115	$1,573,383
Cash and cash equivalents	202,803	56,012
Restricted cash	19,628	18,692
Interest receivable	22,872	7,851
Derivative assets, at fair value	11,960	—
Receivable for agency securities sold	47,076	—
Principal payments receivable	20,473	—
Other assets	757	387

Total assets	$4,625,684	$1,656,325

Liabilities:
Repurchase arrangements	$3,841,834	$1,346,265
Payable for agency securities purchased	180,345	—
Accrued interest payable	2,007	3,664
Derivative liabilities, at fair value	17,798	29,277
Dividend payable	34,050	18,006
Due to Manager	1,662	714
Accounts payable and other accrued liabilities	1,166	248

Total liabilities	4,078,862	1,398,174

Stockholders’ equity:
Preferred stock, $0.01 par value; 10,000 shares authorized, 0 shares issued and outstanding, respectively	—	—
Common stock, $0.01 par value; 150,000 shares authorized, 24,322 and 15,005 shares issued and outstanding, respectively	243	150
Additional paid-in capital	507,465	285,917
Retained earnings (accumulated deficit)	19,940	(2,310)
Accumulated other comprehensive income (loss)	19,174	(25,606)

Total stockholders’ equity	546,822	258,151

Total liabilities and stockholders’ equity	$4,625,684	$1,656,325

American Capital Agency Corp.

February 8, 2010

AMERICAN CAPITAL AGENCY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31, 2009	For the Period from May 20, 2008 (date operations commenced) through December 31, 2008
	2009	2008

Interest income:
Interest income	$41,086	$17,132	$127,920	$55,127
Interest expense	14,274	10,331	43,539	24,937

Net interest income	26,812	6,801	84,381	30,190

Other income, net:
Gain from sale of agency securities, net	19,529	5	49,947	74
(Loss) gain from derivative instruments, net	(1,670)	6,286	(4,237)	10,843

Total other income, net	17,859	6,291	45,710	10,917

Expenses:
Management fees	1,660	927	4,668	2,244
General and administrative expenses	1,979	1,213	6,477	3,511

Total expenses	3,639	2,140	11,145	5,755

Income before tax	41,032	10,952	118,946	35,352

Excise tax	335	—	335	—

Net income	$40,697	$10,952	$118,611	$35,352

Net income per common share - basic and diluted	$1.79	$0.73	$6.78	$2.36

Weighted average number of common shares outstanding - basic and diluted	22,746	15,005	17,507	15,005

Dividends declared per common share	$1.40	$1.20	$5.15	$2.51

American Capital Agency Corp.

February 8, 2010

AMERICAN CAPITAL AGENCY CORP.

KEY PORTFOLIO CHARACTERISTICS*

(unaudited)

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31, 2009	For the Period from May 20, 2008 (date operations commenced) through December 31, 2008
	2009	2008

Average agency securities, at cost	$3,912,087	$1,604,087	$2,752,465	$1,772,302
Average total assets, at cost	$4,433,687	$1,662,882	$3,086,028	$1,826,110
Average repurchase agreements	$3,637,220	$1,355,267	$2,541,565	$1,529,917
Average stockholders’ equity	$533,453	$263,970	$373,177	$266,241

Fixed-rate agency securities, at fair value - as of period end	$1,887,404	$1,573,383	$1,887,404	$1,573,383
Adjustable-rate agency securities, at fair value - as of period end	$1,705,487	$—	$1,705,487	$—
CMO agency securities, at fair value - as of period end	$707,224	$—	$707,224	$—

Average asset yield (1)	4.20%	4.24%	4.64%	5.04%
Average cost of funds (2)	1.17%	3.05%	1.30%	2.63%
Average cost of funds - terminated swap amortization expense (3)	0.40%	N/A	0.41%	N/A
Average net interest rate spread (4)	2.63%	1.19%	2.93%	2.41%
Net return on average equity (5)	30.27%	16.46%	31.78%	21.44%

Leverage (average during the period) (6)	6.8:1	5.1:1	6.8:1	5.7:1
Leverage (as of period end) (7)	7.3:1	5.2:1	7.3:1	5.2:1

Annualized expenses % of average assets (8)	0.33%	0.51%	0.36%	0.51%
Annualized expenses % of average equity (9)	2.71%	3.22%	2.99%	3.49%

Book value per common share as of period end (10)	$22.48	$17.20	$22.48	$17.20

*	Average numbers for each period are weighted based on days on the Company’s books and records. All percentages are annualized.
(1)	Weighted average asset yield for the period was calculated by dividing the Company’s average interest income on agency securities less average amortization of premiums and discounts by the Company’s average agency securities.
(2)	Weighted average cost of funds for the period was calculated by dividing the Company’s total interest expense less amortization expense related to the termination of interest rate swaps by the Company’s weighted average repurchase agreements.
(3)	Weighted average cost of funds related to terminated interest rate swap amortization expense was calculated by dividing the Company’s amortization expense by the Company’s weighted average repurchase agreements. The amortization expense associated with the termination of interest rate swaps of $3.7 million in the fourth quarter of 2009, $0.0 million in the fourth quarter of 2008, $10.3 million for year ended December 31, 2009 and $0.0 million for the period from May 20, 2008 through December 31, 2008.
(4)	Net interest rate spread for the period was calculated by subtracting the Company’s weighted average cost of funds, net of interest rate swaps and terminated swap amortization expense, from the Company’s weighted average asset yield.
(5)	Net return on average stockholders’ equity for the period was calculated by dividing the Company’s net income by the Company’s average stockholders’ equity for the period.
(6)	Leverage during the period was calculated by dividing the Company’s average repurchase agreements outstanding for the period by the Company’s average stockholders’ equity for the period.
(7)	Leverage at period end was calculated by dividing the amount outstanding under the Company’s repurchase agreements and net liabilities for unsettled agency securities by the Company’s total stockholders’ equity at period end.
(8)	Annualized expenses as a % of average total assets was calculated by dividing the Company’s total expenses by the Company’s average total assets for the period.
(9)	Annualized expenses as a % of average stockholders’ equity was calculated by dividing the Company’s total expenses by the Company’s average stockholders’ equity.

American Capital Agency Corp.

February 8, 2010

(10)	Book value per share was calculated by dividing the Company’s total stockholders’ equity by the Company’s number of shares outstanding.

N/A – Not applicable

DIVIDEND REINVESTMENT PLAN AND DIRECT STOCK PURCHASE PLAN

AGNC’s Dividend Reinvestment Plan (“DRIP”) and Direct Stock Purchase Plan (“DSPP”) provide prospective investors and existing stockholders with a convenient and economical method to purchase shares of the Company’s common stock. By participating in the plan, investors may purchase additional shares of common stock by reinvesting some or all of the cash dividends received on shares of the Company’s common stock. Investors may also make optional cash purchases of shares of the Company’s common stock subject to certain limitations detailed in the plan prospectus. To review the plan prospectus, please visit the Company’s Investor Relations website at www.AGNC.com.

STOCKHOLDER CALL

AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on February 8, 2010 at 2:00 pm ET. The stockholder call can be accessed through a live webcast, free of charge, at www.AGNC.com or by dialing (877) 569-8701 (U.S. domestic) or +1 (574) 941-7382 (international). Please provide the operator with the conference ID number 52724001. If you do not plan on asking a question on the call and have access to the internet, please take advantage of the webcast.

A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q4 2009 Earnings Presentation link to download and print the presentation in advance of the Stockholder Call.

An archived audio of the stockholder call combined with the slide presentation will be made available on the Company’s website after the call on February 8. In addition, there will be a phone recording available from 6:00 pm ET February 8 until 11:59 pm ET February 22. If you are interested in hearing the recording of the presentation, please dial (800) 642-1687 (U.S. domestic) or +1 (706) 645-9291 (international). The conference ID number is 52724001.

For further information or questions, please do not hesitate to call AGNC’s Investor Relations Department at (301) 968-9300 or send an email to IR@AGNC.com.

ABOUT AGNC

AGNC is a REIT that invests exclusively in agency pass-through securities and collateralized mortgage obligations for which the principal and interest payments are guaranteed by a U.S. Government agency or a U.S. Government-sponsored entity. The Company is externally managed and advised by an affiliate of American Capital, Ltd. (“American Capital”). For further information, please refer to www.AGNC.com.

American Capital Agency Corp.

February 8, 2010

ABOUT AMERICAN CAPITAL

American Capital is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. Founded in 1986, American Capital has $12 billion3 in capital resources under management and eight offices in the U.S., Europe and Asia. For further information, please refer to www.AmericanCapital.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, market conditions, conditions in the market for agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company’s periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

[3]	As of September 30, 2009.